EXECUTION VERSION

JOINDER AGREEMENT AND AMENDMENT NO. 1
This JOINDER AGREEMENT AND AMENDMENT NO. 1 to the RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 25, 2018, is among SANMINA CORPORATION, a Delaware corporation (“Sanmina”), as seller (in such capacity, the “Seller”), as servicer (in such capacity, the “Servicer”), and as guarantor (in such capacity the “Guarantor”), MUFG BANK, LTD. (formerly known as THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG Bank”), WELLS FARGO BANK, N.A. (“Wells”), BANK OF THE WEST (“BOW”) (each a “Buyer” and collectively, the “Buyers”), and MUFG Bank, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Seller, the Servicer, the Guarantor, and MUFG Bank, as a Buyer and as Administrative Agent, have previously entered into the Receivables Purchase Agreement, dated as of March 26, 2018 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Receivables Purchase Agreement”);
WHEREAS, each of Wells and BOW wishes to join the Receivables Purchase Receivables as a Buyer; and
WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement to (i) facilitate the joinder of Wells and BOW each as a Buyer thereunder and (ii) make certain other modifications thereto as more fully set forth herein.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:
A G R E E M E N T:
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Receivables Purchase Agreement.
2.Amendment to the Receivables Purchase Agreement. In reliance upon the representations, warranties and covenants of the Seller, Servicer and Guarantor set forth in Section 6 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Receivables Purchase Agreement (including the schedules and exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.
3.Joinder of New Buyers. Each of Wells and BOW hereby joins the Receivables Purchase Agreement pursuant to the terms hereof and thereof for the purpose of becoming a Buyer thereunder and agrees to be bound by all terms and conditions applicable to a Buyer under the Receivables Purchase Agreement. This Amendment shall constitute a “Joinder Agreement” as described in Section 18(c) of the Receivables Purchase Agreement.

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4.Conditions to Effectiveness. This Amendment shall be effective as of the date on which all of the following conditions are satisfied (such date, the “Amendment Effective Date”):
(a)    the Administrative Agent receives a counterpart of this Amendment duly executed by each party hereto;
(b)    the Administrative Agent receives certificates (long form) issued by the Secretary of State of Delaware, as of a recent date, as to the legal existence and good standing of Sanmina;
(c)    the Administrative Agent receives a certificate of the Secretary or Assistant Secretary of Sanmina certifying attached copies of the certified organizational documents of Sanmina and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by Sanmina with respect to this Amendment to which it is a party and the names and true signatures of the incumbent officers of Sanmina authorized to sign this Amendment and any other future Transaction Documents to be delivered by it. hereunder or thereunder or in connection herewith or therewith;
(d)    the Administrative Agent receives a Certification of Beneficial Owner(s) for each of the Seller, the Servicer and the Guarantor and such other documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(e)    each of Wells and BOW receives a reliance letter from Wilson Sonsini Goodrich & Rosati (“WSGR”) confirming that Wells and BOW, as Buyers under the Receivables Purchase Agreement, are entitled to rely upon the following opinions of WSGR delivered under and in connection with the Receivables Purchase Agreement: (i) that certain true sale opinion, dated as of March 26, 2018, and (ii) that certain enforceability opinion, dated as of March 26, 2018; and
(f)    the Administrative Agent and the Buyers receive evidence that Sanmina Corporation has delivered a certificate executed by it and acknowledged by the trustee under the Indenture in accordance with Section 1013(a)(3) thereof.
5.Certain Representations, Warranties and Covenants. The Seller, the Servicer and the Guarantor hereby represent and warrant to the Administrative Agent and each Buyer, as of the Amendment Effective Date, that:
(a)    the representations and warranties made by it in the Receivables Purchase Agreement and in any other Transaction Document to which it is a party are true and correct in all material respects as of (i) the Amendment Effective Date and (ii) immediately after giving effect to this Amendment on the Amendment Effective Date;
(b)    it has the requisite power and authority to enter into and deliver this Amendment and the other Transaction Documents, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance by such Person of this Amendment and the other Transaction Documents. This Amendment and the other Transaction Documents to which such Person is a party have been duly executed and delivered by such Person; and
(c)    no Servicer Termination Event or Insolvency Event with respect to Seller, Servicer or Guarantor has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

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6.Reference to, and Effect on, the Receivables Purchase Agreement and the Transaction Documents.
(a)    The Receivables Purchase Agreement (except as specifically amended herein) and the other Transaction Documents shall remain in full force and effect and the Receivables Purchase Agreement and such other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Buyer or the Administrative Agent, nor constitute a waiver of any provision of, the Receivables Purchase Agreement or any other Transaction Document.
(c)    After this Amendment becomes effective, all references in the Receivables Purchase Agreement or in any other Transaction Document to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment.
7.Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms Section 7 of the Receivables Purchase Agreement and acknowledges that its guaranty provided therein has continued and shall continue to be in full force and effect following the effectiveness of this Amendment.
8.Further Assurances. Each party hereto agrees at the sole cost and expense of the Seller to do all such things and execute all such documents and instruments as the other party may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.
9.Costs and Expenses. Sanmina agrees to reimburse the Administrative Agent and each Buyer on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees) that the Administrative Agent or any Buyer incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment in an amount up to $39,500 (it being understood that such amount shall not include any legal fees and related costs and expenses for the engagement of foreign counsel, for which Sanmina shall, for the avoidance of doubt, fully reimburse the Administrative Agent and each Buyer).
10.Transaction Document. This Amendment is a Transaction Document.
11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Seller, the Servicer, the Guarantor, the Administrative Agent and each Buyer, and their respective successors and assigns.
12.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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13.Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYERS IN THE PURCHASED RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
14.Headings. Section headings in this Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
15.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SANMINA CORPORATION,
as Seller and Servicer

By: /s/Brian Casey
Name: Brian Casey
Title: SVP & Treasurer

SANMINA CORPORATION,
as Guarantor

By: /s/ Brian Casey
Name: Brian Casey
Title: SVP & Treasurer

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S-1    Joinder Agreement and Amendment
(Sanmina)

MUFG BANK, LTD.,
as the Administrative Agent

By: /s/ Christopher Plumb
Name: Christopher Plumb
Title: Authorized Signatory

MUFG BANK, LTD.,
as a Buyer

By: /s/ Christopher Plumb
Name: Christopher Plumb
Title: Authorized Signatory

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S-2    Joinder Agreement and Amendment
(Sanmina)

ELLS FARGO BANK, N.A.,
as a Buyer

By: Daniel Pfeiffer
Name: Daniel Pfeiffer
Title: Managing Director

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S-3    Joinder Agreement and Amendment
(Sanmina)

BANK OF THE WEST,
as a Buyer

By: /s/ Julien Coustel
Name: Julien Coustel
Title: Vice President

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S-4     Joinder Agreement and Amendment
(MUFG/Sanmina)

~~EXECUTION VERSION~~
EXHIBIT A TO JOINDER AGREEMENT AND AMENDMENT NO. 1 DATED JUNE 25, 2018

RECEIVABLES PURCHASE AGREEMENT

dated as of

March 26, 2018

by and among

SANMINA CORPORATION,
as Seller, Servicer, and Guarantor

THE BUYERS DESCRIBED HEREIN
and

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
as Administrative Agent

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TABLE OF CONTENTS
Page

1.	Sale and Purchase	1
2.	No Administrative Agent or Buyer Liability	~~3~~4
3.	Representations and Warranties	4
4.	Covenants	4
5.	Servicing Activities~~.~~	~~4~~5
6.	Deemed Collections; Events of Repurchase; Indemnities and Setoff~~.~~	~~7~~8
7.	Guaranty~~.~~	~~9~~11
8.	Administrative Agent	~~10~~12
9.	Notices	~~12~~16
10.	Survival	~~14~~17
11.	Expenses	~~14~~17
12.	Interest on Overdue Amounts	~~14~~18
13.	Governing Law	~~14~~18
14.	No Non-Direct Damages	~~14~~18
15.	Joinder of Additional Sellers	~~14~~18
16.	Addition of Account Debtor	~~15~~19
17.	Joint and Several Obligations	~~15~~19
18.	General Provisions~~.~~	~~15~~19
19.	Confidentiality; Disclosure Required by Law	~~18~~22

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TABLE OF CONTENTS
(continued)

Schedules, Exhibits and Annex
Schedule I:    Form of Purchase Request
Schedule II:    Account Debtors
Schedule III:    UCC Information
Exhibit A:    Certain Defined Terms
Exhibit B:    Conditions Precedent for Effectiveness
Exhibit C:    Representations and Warranties
Exhibit D:    Covenants
Exhibit E:    Eligibility Criteria
Exhibit F:    Servicer Termination Events
Exhibit G:    Accounts
Exhibit H:    Form of Joinder
Annex I:    Electronic Services Schedule

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RECEIVABLES PURCHASE AGREEMENT
This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ,~~. LTD. (“~~BTMU~~MUFG Bank”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and ~~BTMU~~MUFG Bank, as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, each Seller desires to sell certain of its Receivables from time to time, and the Buyers may be willing to purchase from each Seller such Receivables, in which case the terms set forth herein shall apply to such purchase. Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement.
Accordingly, the parties hereto agree as follows:
AGREEMENT
1.Sale and Purchase.
(a)Sales of Receivables. From time to time during the term of this Agreement, one or more Sellers may submit to the Administrative Agent a request (a “Purchase Request”) via the PrimeRevenue System that the Buyers purchase from such Seller or Sellers the Proposed Receivables described in such Purchase Request on the proposed Purchase Date indicated therein; provided, however, and notwithstanding anything herein to the contrary, if (i) the PrimeRevenue System is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed the Sellers that the PrimeRevenue System is no longer available for use, then such Seller or Sellers may deliver a Purchase Request to the Administrative Agent in substantially the form of Schedule I attached hereto, and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(b)If received by ~~12:00~~no later than 1:00 p.m. New York City time (or such later time as agreed to by the Administrative Agent and the Buyers in writing in their sole and absolute discretion) on a Business Day from such Seller, by no later than 2:00 p.m. New York City time (or such later time as agreed to by the Buyers in writing in their sole and absolute discretion) on such date, the Administrative Agent shall transmit such Purchase Request to each Buyer having a Pro Rata Share in any Proposed Receivables described in such Purchase Request, together with an estimate prepared by the Administrative Agent of the Purchase Price for such Proposed Receivables, and the Pro Rata Share of each such Buyer. The applicable Buyers, in their sole and absolute discretion, may elect to accept or reject a Purchase Request. Each Buyer receiving such a Purchase Request shall endeavor to respond to the Administrative Agent as to its willingness to accept such Purchase Request and purchase its respective Pro Rata Share of such Proposed Receivables by no later than 5:00 p.m. New York City time on such Business Day; provided that, for the avoidance of doubt, an affirmative response by such Buyer shall not be deemed to constitute a commitment to complete such purchase on the proposed Purchase Date, which decision shall remain at the discretion of such Buyer. If the applicable Buyers, in their sole and absolute discretion, accept a Purchase Request, then such Buyers shall purchase, and such Seller or Sellers shall sell, all of each applicable Seller’s right, title and interest (but none of such

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Seller’s underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivables as of the Purchase Date to such Buyers to the extent of each Buyer’s Pro Rata Share of each such Proposed Receivable (all such Proposed Receivables, once sold and purchased hereunder, collectively the “Purchased Receivables”). For the avoidance of doubt, it is acknowledged that a Buyer’s Pro Rata Share of any particular Proposed Receivable may be zero because such Buyer does not have a Designated Percentage with respect to the Account Debtor related to such Proposed Receivable.
(c)UNCOMMITTED ARRANGEMENT. EACH SELLER AND THE BUYERS ACKNOWLEDGE THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO ANY BUYER. SALES OF PROPOSED RECEIVABLES BY A SELLER SHALL BE AT SUCH SELLER’S SOLE AND ABSOLUTE DISCRETION. PURCHASES OF PROPOSED RECEIVABLES BY ANY BUYER SHALL BE AT SUCH BUYER’S SOLE AND ABSOLUTE DISCRETION.
(d)Conditions to Effectiveness. This Agreement shall become effective at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the satisfaction of each of the Administrative Agent and each Buyer.
(e)Conditions Precedent to Each Purchase. Notwithstanding the otherwise uncommitted nature of this Agreement, under no circumstances will any Buyer purchase any portion of any Proposed Receivable unless:
(ii)    ~~(i)~~    the Administrative Agent has received a Purchase Request via the PrimeRevenue System (or, if applicable, in physical form in substantially the form of Schedule I attached hereto) with respect to the Proposed Receivables at least two (2) Business Days (or less, if the Administrative Agent and each Buyer holding a Designated Percentage with respect to each Account Debtor appearing on such Purchase Request, so agrees) prior to the applicable Purchase Date, together with any such additional supporting documentation that the Administrative Agent or any Buyer may have reasonably requested;
(ii)    ~~(ii)~~    the applicable Buyers have accepted such Purchase Request with respect to such Proposed Receivable and notified the Administrative Agent thereof;
(iii)    ~~(iii)~~    no Servicer Termination Event shall have occurred and no Servicer Termination Event shall exist immediately following the Buyers’ purchase of such Proposed Receivables;
(iv)    ~~(iv)~~    each of the representations and warranties made by each Seller, Servicer and the Guarantor in Exhibit C to this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;
(v)    ~~(v)~~    each Proposed Receivable is an Eligible Receivable; and
(vi)    ~~(vi)~~    immediately following the sale and purchase of such Proposed Receivable, (A) the Outstanding Purchase Amount will not exceed the Maximum Outstanding Purchase Amount, (B) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit and (C) the Outstanding Purchase Amount with respect to any Buyer will not exceed the Buyer’s Facility Share applicable to such Buyer.
Each delivery of a Purchase Request or submission of a Purchase Request via the PrimeRevenue System by any Seller shall be deemed a representation and warranty by each applicable Seller that the foregoing

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conditions set forth in subclauses (iii)-(vi) of this clause (e) are satisfied and each of the statements set forth on such Purchase Request are true and correct as of the applicable Purchase Date with respect to the Proposed Receivables described ~~therien~~therein or submitted onto the PrimeRevenue System, as applicable, with respect to such Purchase Request.
(f)Purchase Price. The purchase price for each Purchased Receivable purchased on any Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”). Each Buyer shall transfer its Pro Rata Share of the Purchase Price (the “Funded Amount”) with respect to each Purchased Receivable by depositing such Funded Amount into the Administrative Agent’s Account in immediately available funds denominated in U.S. dollars no later than ~~2:00~~1:30 p.m. New York City time (or such later time as agreed to in writing by the Administrative Agent in its sole and absolute discretion) on the applicable Purchase Date. Upon receipt of all of the amounts set forth in the foregoing sentence, the Administrative Agent, on behalf of the Buyers, shall pay the Purchase Price for each Purchased Receivable on such Purchase Date to the applicable Seller, less any other amounts owing to the Administrative Agent and the Buyers hereunder on such Purchase Date no later than 3:30 p.m. New York City time. Upon such payment each such Purchased Receivable shall be automatically sold by the applicable Seller to the applicable Buyers without any further action or notice by any party.
(g)Non-Funding Buyers. Notwithstanding anything herein to the contrary, unless and until the Administrative Agent shall have received a Buyer’s Funded Amount in connection with each Proposed Receivable to be funded by such Buyer on any Purchase Date in accordance with clause (f) above when required therein (each such Buyer being a “Non-Funding Buyer”), the purchase of any Proposed Receivables in which such Non-Funding Buyer has a Pro Rata Share shall be deemed automatically be rejected by all applicable Buyers (each~~.~~, an “Auto Rejected Receivable”); provided that any Proposed Receivables in which such Non-Funding Buyer has does not have a Pro Rata Share shall not be deemed automatically rejected and shall continue to be funded by the Administrative Agent. In the case of any Proposed Receivables that are also Auto Rejected Receivables, (i) the Administrative Agent shall promptly return any related Funded Amounts delivered by the other Buyers having a Pro Rata Share under such Auto Rejected Receivables to such Buyers and (ii) if mutually agreed among the Sellers, the Administrative Agent and the Modified Designated Percentage Buyers (as defined below), the Sellers may submit a new Purchase Request in accordance with Section 1(a) containing only the Auto Rejected Receivables and such Auto Rejected Receivables may be purchased, according to the applicable Modified Designated Percentages (as defined below), by the Modified Designated Percentage Buyers. For purposes of this Section 1(g), (A) “Modified Designated Percentage Buyers” shall mean, collectively, some or all of the Buyers that have a Pro Rata Share in respect of an Auto Rejected Receivables (other than any Non-Funding Buyers) and (B) “Modified Designated Percentage” shall mean, in connection with any Proposed Receivables that are also Auto Rejected Receivables, the respective Designated Percentages corresponding to the Modified Designated Percentage Buyers from time to time agreed among the Modified Designated Percentage Buyers, the Administrative Agent and the Sellers (but in all cases representing, on an aggregate basis, 100% of each such Proposed Receivable).
(h)True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase of the Purchased Receivables is made without recourse to any Seller and no Seller shall have liability to the Administrative Agent or any Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The parties hereto have structured each transaction contemplated by this Agreement as an absolute and irrevocable sale, and each Buyer, the Guarantor and each Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their

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payment made by a Seller or Servicer pursuant to and in accordance with the express terms hereof, (B) any payment obtained by a Buyer as consideration for the assignment of or sale of a participation in any of its Purchased Receivables to any assignee or participant, or (C) any closing fees payable to the Administrative Agent and documented separately from this Agreement in any Agent Fee Letter or otherwise.
(d)Misdirected Payments. If, following receipt by the Administrative Agent or a Buyer of any payment (whether from any Seller, Servicer or Account Debtor) initially deemed a Collection in respect of Purchased Receivable, such payment is later identified as constituting payment in respect of a Receivable which is not a Purchased Receivable, the Administrative Agent or such Buyer, as applicable, will return such payment to the applicable Seller upon receipt of evidence reasonably satisfactory to the Administrative Agent or the applicable Buyer that such amounts do not constitute Collections on Purchased Receivables.
(e)Identifying Collections. Pursuant to its servicing obligations under Section 5(a) hereof, each Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment.  If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor in its remittance instructions as relating to a particular Receivable and such payment cannot otherwise be reasonably identified by the applicable Servicer as relating to a particular Receivable within five (5) Business Days of receipt thereof, then such payment shall be applied against unpaid Purchased Receivables ~~and~~of  such Account Debtor and the unpaid Receivables not constituting Purchased Receivables of such Account Debtor in chronological order~~.~~, oldest first.  For the avoidance of doubt, it is understood and agreed that (i) the foregoing sentence is intended to deal with the rare situation where a payment cannot be identified to a particular Receivable and (ii) nothing in the foregoing sentence shall be understood to permit such Servicer to apply to non-Purchased Receivables any Collections which are identifiable as Collections in respect of Purchased Receivables.
(f)No Changes to Receivables. Except as otherwise expressly provided for in Section 6(a) hereof, no Seller or Servicer shall compromise or settle any Purchased Receivable or extend the Maturity Date with respect thereto without the consent of the Administrative Agent and each Buyer who has acquired any interest in any such Purchased Receivables in accordance with this Agreement.
(g)Reconciliation Report. Concurrently with (a) each transfer of funds by any Seller to the Administrative Agent’s Account on a Settlement Date and (b) each request by any Seller for a return of payments received by the Administrative Agent or a Buyer which do not represent Collections on Purchased Receivables in accordance with Section 5(d), the Servicers shall provide to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a full reconciliation of all Collections with respect to each Purchased Receivable of an Account Debtor for which Collections were received (each, a “Reconciliation Report”). The Servicers shall be responsible for submitting the Reconciliation Report to the Administrative Agent via the PrimeRevenue System; provided, however, and notwithstanding anything herein to the contrary, if (i) the PrimeRevenue System is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed a Servicer that the PrimeRevenue System is no longer available for use, then such Servicer may deliver a written Reconciliation Report to the Administrative Agent (for distribution to the Buyers), and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(h)Non-Payment Report. In the event a Purchased Receivable has not been paid in full by the date that is seven (7) days after the Maturity Date therefor (an “Overdue Receivable”), the applicable Seller shall use commercially reasonable efforts to determine the cause of such payment delay or non-payment, including whether it is due to a Dispute, and it shall deliver to the Administrative Agent (for delivery

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to the Buyer) by no later than fourteen (14) days after such Maturity Date, a certification and report (a “Non-Payment Report”) identifying the Overdue Receivable and the Account Debtor thereof and describing in reasonable detail the cause of such non-payment, including whether a Dispute exists with respect to such Overdue Receivable, or certifying that such cause is unknown. In the event a Purchased Receivable has not been paid in full by the date that is thirty (30) days after the Maturity Date therefor and no Non-Payment Report with respect thereto has been delivered or the Non-Payment Report delivered with respect thereto does not report a Dispute or states that the cause of such payment delay or non-payment is unknown (a “Non-Payment Event”), the Administrative Agent may in its sole discretion (or shall, at the direction of the Required Buyers) (a) contact such Account Debtor by phone or in person to discuss the status of such Overdue Receivable and to inquire whether such payment delay or non-payment is due to a Dispute and when payment can be expected and/or (b) take any other lawful action to collect such Purchased Receivable directly from such Account Debtor. If the Account Debtor advises the Administrative Agent of the existence of a Dispute, the Administrative Agent shall advise the applicable Seller of such Overdue Receivable that the Account Debtor has asserted a Dispute.
(i)Servicer Indemnification. Each Servicer hereby agrees to indemnify and hold harmless the Administrative Agent and the Buyers and their respective officers, directors, agents, representatives, shareholders, counsel, employees and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by any Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply in all material respects with any Applicable Law in connection with the Transaction Documents or any Purchased Receivables, (ii) any breach of any Servicer’s (in its capacity as Servicer) representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from any Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting solely from (x) the gross negligence or willful misconduct of ~~an~~the applicable Indemnified Person and/or any of its Related Indemnified Persons as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of this Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.
(j)    Replacement of Servicers. Following the occurrence of a Servicer Termination Event, the Administrative Agent may, or upon the direction of the Required Buyers, shall, replace any or all Servicers with itself or any agent for the Administrative Agent with respect to any and all Purchased Receivables. Sellers shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Administrative Agent with respect to same. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.

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(viii) the failure to vest in the Administrative Agent a first priority perfected security interest (within the meaning of the UCC) in, each Purchased Receivable and all Collections in respect thereof sold by such Seller, free and clear of any Adverse Claim (and any attempt by any Person to void, rescind or set-aside any such transfer); (ix) the commingling by such Seller of Collections at any time with other funds of such Seller or any other Person or (x) the existence of any liens or security interests described in clauses (iii) or (iv) of the proviso to the definition of Adverse Claim or the exercise of rights by any Person with respect thereto; provided, however, that in all events there shall be excluded from the foregoing indemnification any Indemnified Amounts to the extent resulting solely from (x) the gross negligence or willful misconduct of ~~an~~the applicable Indemnified Person and/or any of its Related Indemnified Persons as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(d)Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever which arise by reason of the sale of the Purchased Receivables to the Buyers (“Sale Transaction Taxes”) or relating to the underlying transactions between the applicable Seller and the related Account Debtors that gave rise to such Purchased Receivables (“Prior Transaction Taxes”).  Each Seller, jointly and severally with each other Seller, will indemnify the Administrative Agent and each Buyer and hold the Administrative Agent and each Buyer harmless for any Sale Transaction Taxes and Prior Transaction Taxes.  Further, each Seller shall pay and indemnify and hold the Administrative Agent and each Buyer harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted with respect to any Purchased Receivable sold by such Seller (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes) and costs, expenses and reasonable attorneys’ fees and expenses in defending against the same, whether arising by reason of the acts to be performed by such Seller hereunder or otherwise. Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(e)    Increased Costs. If a Buyer shall determine in its reasonable discretion that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Buyer’s capital or assets or increasing its amount of required liquidity as a consequence of (i) this Agreement or any other Transaction Document, (ii) any of such Buyer’s obligations under this Agreement or any other Transaction Document or (iii) such Buyer’s purchase or the ownership, maintenance or funding of any Purchased Receivables hereunder, to a level below that which such Buyer would have achieved but for such Regulatory Change (taking into consideration such Buyer’s policies with respect to capital adequacy), then, from time to time, and thereafter, the Administrative Agent may deliver to the Sellers, on behalf of such Buyer, a certificate describing such increased costs and indicating the necessary increase in each applicable Account Debtor Discount Rate to compensate for such increased costs. Such increased Account Debtor Discount Rates shall automatically become effective with respect to any sales of Proposed Receivables occurring on Purchase Dates

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any Additional Seller, any Additional Servicer or any other Person. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of (and the Guarantor hereby waives any and all defenses arising out of): (i) any lack of validity or enforceability of any obligation of any Additional Seller or Additional Servicer under this Agreement or any other Transaction Document as against any such Person, (ii) any amendment, modification or waiver of this Agreement or any other Transaction Document, (iii) any challenge to, or lack of validity of, any Additional Seller’s ownership interest (immediately prior to each purchase thereof by the Buyers) in the Purchased Receivables, (iv) any other defense it may have as a guarantor or a surety generally or otherwise based upon suretyship or impairment of collateral and (v) any other circumstance that might otherwise constitute a defense, either in equity or at law, available to, or a legal or equitable discharge of the Guarantor (other than the defense of performance and/or payment in full of the Guaranteed Obligations).
(c)Corporate Existence. The Guarantor will comply in all material respects with all Applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.
(d)Expenses. In addition to any Guaranteed Obligations it may be required to pay pursuant to this Section 7, the Guarantor hereby agrees to reimburse the Administrative Agent and (as appropriate) each Buyer on demand for:
(i)    all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) the Administrative Agent or any Buyer incurs in connection with the enforcement of this Section 7, or for any breach of this Agreement or any of the other Transaction Documents by the Guarantor (including all such expenses incurred during any work-out or negotiation in respect of the obligations of the Guarantor hereunder); and
(ii)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.
(e)Further Assurances. The Guarantor will, at its expense, promptly execute and deliver all further instruments and documents that the Administrative Agent may reasonably request to effectuate the terms of this Section 7 and the performance of the Guarantor’s obligations hereunder.
(f)Payments. Any payments made by the Guarantor hereunder will be made without setoff, deduction or counterclaim for the amount of any taxes, levies or imposts by any taxing authority thereof or therein (but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes).
(g)    Compliance Programs. The Guarantor and its Subsidiaries have conducted and will conduct their businesses in compliance with applicable Anti-Corruption Laws and Sanctions, and have maintained and will maintain policies and procedures designed to promote and achieve compliance with such laws.
8.    Administrative Agent.
(a)Appointment and Authorization.
(i)    Each Buyer hereby irrevocably designates and appoints ~~The~~MUFG Bank ~~of Tokyo-Mitsubishi UFJ~~, Ltd., as the “Administrative Agent” hereunder and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the

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(d)Reliance by the Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to any Seller, any Servicer or the Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Buyers, and assurance of its indemnification, as it deems appropriate.
(e)Actions by Administrative Agent. The Administrative Agent shall take such actions, or refrain from taking such actions, under each of the Transaction Documents with respect to the rights and remedies of Buyers, including with respect to any Purchased Receivable, in each case as may be directed by the Required Buyers; provided, until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as Administrative Agent deems advisable and in the best interests of the Buyers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Buyers and the Administrative Agent.
(f)Non-Reliance on the Administrative Agent and Other Buyers. Each Buyer expressly acknowledges that none of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Buyer and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Seller, any Servicer or the Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Buyer represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Buyer and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of an investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Seller, any Servicer, the Guarantor and the Purchased Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Buyer with any information concerning any Seller, any Servicer, the Guarantor or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(g)Administrative Agent and Affiliates. Each of the Buyers and the Administrative Agent and their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with any Seller, any Servicer, the Guarantor or any of their Affiliates and ~~BTMU~~MUFG Bank may exercise or refrain from exercising its rights and powers as if it were not the Administrative Agent. With respect to the purchase of the Proposed Receivables pursuant to this Agreement, the Administrative Agent, in its capacity as a Buyer, shall have the same rights and powers under this Agreement as any other Buyer and may exercise the same as though it were not such an agent, and the terms “Buyer” and “Buyers” shall include the Administrative Agent in its capacity as a Buyer.
(h)Successor Administrative Agent. The Administrative Agent may, upon at least forty-five (45) days’ notice to the Guarantor, each Seller, each Servicer and each Buyer, resign as Administrative Agent. If the Person serving as Administrative Agent is subject to an Insolvency Event, the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable) may, to the extent permitted by Applicable Law, by notice in writing to the Guarantor and such Person remove such Person as Administrative

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Agent. Any resignation or removal, as the case may be, shall not become effective until a successor agent is appointed by the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable), but with the consent of the Guarantor (provided, such consent shall not be unreasonably withheld, delayed or conditioned), and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring or removed, as applicable, Administrative Agent, and the retiring or removed, as applicable, the Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Transaction Documents. After any retiring or removed, as applicable, Administrative Agent’s resignation or removal, as applicable, hereunder, the provisions of Section 18 and this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
(i)Know Your Customer. Nothing in this Agreement shall require any Buyer (including any Buyer when acting as Administrative Agent) to carry out any “know your customer” or other checks in relation to any Person on behalf of any other Buyer. Each Buyer confirms and acknowledges that it is solely responsible for such checks and verifications it is required to carry out.
(j)Enforcement.
(vii)    Notwithstanding anything to the contrary contained herein or in any other Transaction Document and without limiting Section 8(e) (but subject to the rest of this Section 8(j)), the authority to enforce rights and remedies of the Buyers hereunder and under the other Transaction Documents against any Person shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8(a) for the benefit of all the Buyers.
(vii)    In the event that (1) any Buyer shall at any time be the sole owner of 100% of any Purchased Receivable and no other Buyer shall have a Pro Rata Share in such Purchased Receivable (each, a “Wholly-Owned Purchased Receivable”; and such Buyer an “Affected Buyer”), and (2) a Non-Payment Event occurs with respect to such Wholly-Owned Purchased Receivable, then:
(A)    Each Affected Buyer may elect by written notice to the Administrative Agent, each Seller, each Servicer and each other Buyer (each a “Direct Enforcement Election”), to exercise any rights and remedies otherwise available to the Administrative Agent under this Agreement in respect of such Wholly-Owned Purchased Receivable, including, without limitation, those in Section 5(h).
(B)    Upon the delivery of such Direct Enforcement Election, (1) neither the Administrative Agent nor any other Buyer shall have the right to exercise such rights and remedies with respect to the Wholly-Owned Purchased Receivables of such Affected Buyer designated in such Direct Enforcement Election and (2) neither the Administrative Agent nor any other Buyer shall have any liability to such Affected Buyer, any Seller, any Servicer, the Guarantor or any other Person for the actions of such Affected Buyer or its respective representatives or agents in respect thereof.
(C)    Upon the request of an Affected Buyer, Administrative Agent will, if permitted to do so under Applicable Law, assign to such Affected Buyer, its security interest in the applicable Wholly-Owned Purchased Receivables subject to any Direct Enforcement Election and shall deliver to such Affected Buyer, such UCC filing statements as such Affected Buyer shall reasonably request in form and substance acceptable to Administrative Agent and such Affected Buyer to assign to such Affected Buyer the

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Administrative Agent’s UCC-1 filing position as secured party of record, but solely with respect to such Wholly-Owned Purchased Receivables.
(D)    Each Affected Buyer, the other Buyers and the Administrative Agent shall cooperate with each other in good faith to coordinate the exercise of their rights and remedies under this Agreement and the other Transaction Documents with respect to such Wholly-Owned Purchased Receivables and the Purchased Receivables generally.
(k)Prompt Delivery of Information. Unless specifically required otherwise under the terms of this Agreement, to the extent the Administrative Agent receives information from the Sellers or the Servicers, which by the terms of this Agreement is “for delivery to the Buyers” or other similar terms, the Administrative Agent shall endeavor to promptly deliver such information to the Buyers; provided that the failure to do so in a timely manner shall not give rise to any liability on the part of the Administrative Agent.
9.Notices. Unless otherwise provided herein, all communications by any party to any other party hereunder or any other Transaction Document shall be in a writing personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested, or by e-mail to such party, as the case may be, at its address set forth below:
If to Sanmina Corporation,

as Seller or Servicer:	Sanmina Corporation 2700 North First Street San Jose, California 95134 Attention: David R. Anderson, Executive Vice President and Chief Financial Officer Email:
With a copy to the Guarantor:

If to Guarantor:	Sanmina Corporation 2700 North First Street San Jose, California 95134 Attention: David R. Anderson, Executive Vice President and Chief Financial Officer Email:
If to the Administrative Agent:    MUFG Bank, Ltd.
~~(other than~~
~~Purchase Requests):        The Bank of Tokyo-Mitsubishi UFJ, Ltd.~~

1251 Avenue of the Americas New York, New York 10020-1104 Attention: Gustavo Rizzo; ~~Gauri Duggal;~~ Jason Wu~~;~~	~~Brian McNany~~ Email:

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With a copy to:	~~The~~MUFG Bank ~~of Tokyo-Mitsubishi UFJ~~, Ltd. 1251 Avenue of the Americas New York, New York 10020-1104 Attention: Amy Mellon Grandis Email:

If to the ~~Administrative Agent~~Buyers:

For MUFG Bank:	MUFG Bank, Ltd. 1251 Avenue of the Americas New York, New York 10020-1104 Attention: Gustavo Rizzo; Gauri Duggal; Jason Wu; Brian McNany Email:

For Wells:	Wells Fargo Bank, N.A.

~~(Purchase Requests only)~~	301 South College Street, 5th Floor Charlotte, NC 28202 Attention: Vladimir Mashchenko, Director, Supply Chain Finance Telephone No. Email:

~~also add~~	~~The Bank of Tokyo Mitsubishi UFJ, Ltd.~~
~~1251 Avenue of the Americas~~
~~New York, New York 10020-1104~~

For BOW:	Bank of the West
180 Montgomery Street
San Francisco, California 94104
Attention: ~~Gustavo Rizzo; Jason Wu~~Scott Bruni; Julien Coustel
Email:

Notwithstanding the foregoing, if sent by e-mail, (i) any notice of default or Servicer Termination Event by the Administrative Agent and (ii) any notice of termination by any party under this Agreement, shall, in each case, also be given by one of the other means provided above. A Purchase Request, and any supporting documentation in connection herewith or therewith, such as copies of

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18.General Provisions.
(a)Final Agreement. This Agreement represents the final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter.
(b)Assignment.
(i)        ~~(i)~~    Each Buyer may only assign or transfer its role as Buyer under this Agreement with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Sellers and the Administrative Agent; provided that no consent of the Sellers shall be required for an assignment to an Affiliate of such Buyer or, if a Servicer Termination Event has occurred and is continuing, any other Person; provided further that the Sellers shall be deemed to have consented to any such assignment unless one of them shall object thereto by written notice to such Buyer within ten (10) Business Days after having received notice thereof.
(ix)        ~~(ii)~~    Notwithstanding clause (i) above, each Buyer may at any time assign, transfer or participate any Purchased Receivables or its rights to receive payments with respect to any Purchased Receivables, including to any provider of credit insurance.
(x)        ~~(iii)~~    None of the Sellers, the Servicers or the Guarantor may assign or otherwise transfer its rights, benefits or obligations under the Transaction Documents without the prior written consent of the Administrative Agent and the Buyers.
(xi)        ~~(iv)~~    Notwithstanding anything herein to the contrary, each Buyer may assign or pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Buyer, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank. No such assignment and/or pledge shall release such Buyer from its obligations hereunder.
(xii)        ~~(v)~~    Subject to the foregoing clauses (i) through (iv), this Agreement shall be binding on and shall inure to the benefit of each party hereto and its successors and assigns.
(c)Joinder of Additional Buyers.  At any time during the term of this Agreement, upon the request of the Sellers and with the written consent of the Administrative Agent ~~(~~and (subject to the proviso below) each existing Buyer (in each case, such consent not to be unreasonably withheld), one or more additional commercial banks (each, an “Additional Buyer”), may join this Agreement as a Buyer in all respects by entering into a joinder and amendment agreement (each, a “Buyer Joinder”) among the Sellers, the Servicers, the Guarantor, the Administrative Agent and ~~any~~(subject to the proviso below) each existing ~~Buyers~~Buyer (except for any Buyer that is being removed as a Buyer of future Proposed Receivables in accordance with Section 18(f)), which shall, among other things, contain all relevant information applicable to Buyers under this Agreement, including, without limitation, such Additional Buyer’s Facility Share and ~~it’s~~its Designated Percentages for the Account Debtors; provided, however, that no such consent of, or entry into the applicable Buyer Joinder by, an existing Buyer shall be required in circumstances where the proposed Additional Buyer(s) will have positive Designated Percentages solely with respect to Account Debtors in relation to which such existing Buyer’s Designated Percentage is zero. Upon the effectiveness of such Buyer Joinder such Additional Buyer shall become a Buyer hereunder, subject to the rights, duties and obligations of a Buyer in all respects. For the avoidance of doubt and notwithstanding the addition of any Additional Buyer, no changes whatsoever will be made to the Pro Rata Shares of the existing Buyers in the existing

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Purchased Receivables absent the consent of the applicable Buyers holding Pro Rata Shares in the applicable Purchased Receivables, which consent may be given at the sole and absolute discretion of each such Buyer.
(d)Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(f)Termination. The term of this Agreement shall last from the initial ~~effective date~~Effective Date hereof until and including March 25, 2019, which date shall be automatically extended for progressive three hundred and sixty-four (364)-day terms unless the Sellers provide written notice to the Administrative Agent or the Administrative Agent provides written notice to the Sellers not less than ten (10) Business Days prior to the expiration of the then-applicable term, that such Person does not intend to extend the term of this Agreement.  In addition, (i) the Administrative Agent, the Buyers or the Sellers may terminate this Agreement for convenience at any time by thirty (30) days’ prior written notice to the other parties, and (ii) the Sellers may terminate this Agreement upon three (3) Business Days’ prior written notice to the Administrative Agent at any time following (A) the delivery by or on behalf of any Buyer of any certificate pursuant to Section 6(e) hereof providing for an increase in Account Debtor Discount Rates on account of increased costs or (B) the rejection by the Buyers of at least two (2) duly submitted Purchase Requests as to which all conditions precedent set forth in Section 1(e) would be satisfied but for such rejection within any consecutive sixty (60) day period.  In addition, any Buyer may at any time elect to resign its role as a Buyer under this Agreement by providing at least thirty (30) days’ prior written notice of such resignation to the Administrative Agent, the other Buyers, each Seller, each Servicer and the Guarantor, whereupon such resigning Buyer will no longer be offered Purchase Requests following the effectiveness of such notice.  Notwithstanding the foregoing, all obligations of the Sellers, the Servicers and the Guarantor under this Agreement, including all covenants, representations, warranties, repurchase obligations, and indemnities made herein shall continue in full force and effect until the Final Collection Date.
(g)Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days.
(h)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
(i)    CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN

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regardless of whether the Administrative Agent or any Buyer may have had notice or knowledge of such default or breach at the time.
No waiver, alteration, modification or amendment of this Agreement or any other Transaction Document or any of the provisions hereof or thereof shall be binding unless made in writing and duly executed by each Seller, each Servicer, the Guarantor, the Administrative Agent and the Required Buyers, except that no such waiver, alteration, modification or amendment shall, without the consent of all Buyers: (i) extend the term of this Agreement (other than in accordance with Section 18(e)), (ii) increase the Buyer’s Facility Share of any Buyer or change any Buyer’s Designated Percentage with respect to any Account Debtor, (iii) alter the definition of the term Pro Rata Share, (iv) extend the maturity of any Purchased Receivable or reduce any fee payable by any Seller to the Buyers, including pursuant to any Buyer Pricing Letter, (v) alter the definition of the term Required Buyers or alter, amend or modify this Section 18(~~m~~n), (vi) alter the ~~term~~terms “Purchase Price ~~or its~~”, “Discount,” “Purchased Receivables,” “Event of Repurchase” or any of their component parts, (vii) release any Seller, the Guarantor or other Person from its obligations under this Agreement or any other Transaction Document, (viii) release the general security interest granted herein to the Administrative Agent, for the benefit of the Buyers, in the Purchased Receivables (unless such release relates to a sale or other disposition of assets permitted under the terms of this Agreement) or (ix) alter, amend or modify ~~Schedule II or its~~, Schedule II, Exhibit E, or Exhibit F, or any of their component parts.
Notwithstanding the foregoing, it is acknowledged by each Seller that the Buyers shall not agree to any amendment to Schedule II hereof unless Sanmina Corporation has complied with its obligations pursuant to clause (r) of Exhibit D hereof both before and after giving effect to any such amendment.
No assignment by the Administrative Agent or any Buyer in accordance with Section 18(a) shall be deemed to be an alteration, modification or amendment of any of the provisions hereof.
Notwithstanding the foregoing, (i) any Agent Fee Letter may be amended or supplemented by the mutual agreement of only the Sellers, the Guarantor and the Administrative Agent and (ii) any Buyer Pricing Letter may be amended or supplemented by the mutual agreement of only the Sellers, the Guarantor and the Buyers party thereto (and the written acknowledgment of the Administrative Agent).
19.Confidentiality; Disclosure Required by Law. Each party to this Agreement acknowledges that each other party may receive or have access to proprietary or confidential information disclosed by a disclosing party (collectively, the “Information”). The receiving party will use the disclosing party’s Information solely to perform its obligations and exercise its rights under or in relation to this Agreement and any other Transaction Document. The receiving party will not disclose the disclosing party’s Information~~:~~; provided that, the receiving party may disclose the disclosing party’s Information:
(a)to such party’s Affiliates and the respective directors, managers, officers, trustees, employees, agents and advisors of such party (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 19);
(b)to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority (including bank examiners and self-regulatory organizations) or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (and the disclosing party shall use commercially reasonable efforts to so notify the other party of such disclosure; provided no such notice shall be required if such disclosure is part of a routine regulatory examination or securities law filing (including any required filing disclosing this Agreement) or is not otherwise permitted pursuant to Applicable Law);

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
as the Administrative Agent

By:_____________________________________
Name:
Title:

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
as a Buyer

By: ____________________________________
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Signature Page

Schedule I
Form of Purchase Request
[date]
~~The~~MUFG Bank ~~of Tokyo-Mitsubishi UFJ~~, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Gustavo Rizzo; Jason Wu
Email:
Reference is hereby made to that certain Receivables Purchase Agreement, dated as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.(“~~BTMU~~MUFG Bank”) and each other buyer from time to time party thereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and ~~BTMU~~MUFG Bank as administrative agent (in such capacity, the “Administrative Agent”) (as it may be amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, the Agreement).
Pursuant to the terms of the Agreement, the Sellers party hereto hereby request that the Buyers purchase from such Sellers on ___________ ____, 20____, the Proposed Receivables listed on the exhibit attached hereto with an aggregate Net Invoice Amount of $_____________.
Each Seller party hereto represents and warrants that each of the conditions precedent outlined in Section 1(e) of the Agreement will be satisfied in connection with such proposed purchase.
Upon payment of the aggregate Purchase Price for any Proposed Receivable, the applicable Buyers hereby purchase, and the Sellers party hereto hereby sell all of such Sellers’ right, title and interest (but none of Sellers’ underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivable as of the date hereof, and such Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement.
[SELLER]1

By:______________________________________
Name:______________________________________
Title:_____________________________________

[SELLER]2

By:______________________________________
Name:______________________________________
Title:_____________________________________
_____________________
1 Insert applicable Seller name and signatures.
2 Insert applicable Seller name and signatures.
3 [***].
4 [***].
5 [***].

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule I-1

Schedule II
Account Debtors

Seller: Sanmina Corporation

~~ACCOUNT DEBTOR NAME~~	~~ACCOUNT DEBTOR PURCHASE SUBLIMIT~~	~~ACCOUNT DEBTOR BUFFER PERIOD~~	~~DESIGNATED PERCENTAGES~~
~~[***]~~	~~$[***]~~	~~[***]~~	~~[***]%~~
~~[***]~~	~~$[***]~~	~~[***]~~	~~[***]%~~
~~[***]~~	~~$[***]~~	~~[***]~~	~~[***]%~~
~~[***]~~	~~$[***]~~	~~[***]~~	~~[***]%~~

Account Debtor Name	Other Permitted Governing Law	Account Debtor Purchase Sublimit	Account Debtor Buffer Period	Designated Percentages	Buyer
[***]		$[***]	[***]	[***]%	[***]
[***]		$[***]	[***]
[***]		$[***][3]	[***]	[***]%	[***]
[***]			[***]
[***]		$[***]	[***]	[***]%	[***]
[***]		$[***]	[***]	[***]%	[***]
[***]		$[***]	[***]	[***]%	[***]
[***]		$[***]	[***]	[***]%	[***]
[***]	[***]	$[***][4]	[***]	[***]% [***]%	[***]
[***]	[***]
[***]		$[***]	[***]	[***]%	[***]
[***]		$[***]	[***]	[***]%	[***]
[***]	[***]	$[***][5]	[***]	[***]%	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]		$[***]	[***]	[***]%	[***]

3 [***].
4 [***].

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule II-1

5 [***].

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule II-2

Exhibit A
Certain Defined Terms
A.    Defined Terms.
As used herein, the following terms shall have the following meanings:
“Account Debtor” means, with respect to each Seller, a Person listed as an account debtor on Schedule II to this Agreement under the name of such Seller, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Account Debtor Buffer Period” means, for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Account Debtor Discount Rate” means, with respect to any Account Debtor, LIBOR plus the “Account Debtor Discount Margin” per annum specified for such Account Debtor in the applicable Buyer Pricing Letter, as such Buyer Pricing Letter may be modified or supplemented from time to time (i) upon the request of the Sellers, as approved in advance by the Administrative Agent and each applicable Buyer in writing in their sole and absolute discretion in accordance with the terms of this Agreement, or (ii) as otherwise provided in this Agreement.
“Act” has the meaning set forth in Section 18(m) hereof.
“Additional Buyer” has the meaning set forth in Section 18(c) hereof.
“Additional Seller” has the meaning set forth in Section 15 hereof.
“Additional Servicer” has the meaning set forth in Section 7(a) hereof.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Administrative Agent’s Account” means the account specified as such in Exhibit G hereto, or such other deposit account identified in writing by the Administrative Agent to the Sellers from time to time.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; provided, however, that none of the foregoing shall constitute an Adverse Claim (i) to the extent granted favor of, or assigned to, the Administrative Agent, (ii) to the extent granted or created by the Administrative Agent or any Buyer in favor of any third party, arising out of any claim asserted by any creditor of the Administrative Agent or any such Buyer, or otherwise resulting solely from actions or omissions of the Administrative Agent or any Buyer (iii) to the extent consisting of liens or security interests arising under the Credit Agreement or the Indenture which are automatically released with respect to the applicable Purchased Receivable hereunder upon its sale to the Buyers hereunder, or (iv) to the extent consisting of liens or security interests granted pursuant to the Credit Agreement or the Indenture over deposit accounts

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-1

into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.
“Affected Buyer” has the meaning set forth in Section 8(j)(ii) hereof.
“Affiliate” when used with respect to a Person means any other current or future Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise.
“Agent Fee Letter” means any fee letter agreement entered into subsequent to the date hereof by and between Sellers and the Administrative Agent with respect to any administrative, processing or other similar fees payable to the Administrative Agent.
“Agreement” has the meaning set forth in the preamble hereto.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.
“Auto Rejected Receivable” has the meaning set forth in Section 1(g) hereof.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“~~BTMU” has the meaning set forth in the preamble hereto~~BOW” means Bank of the West.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close; provided, when used in connection with determining LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Buyer” has the meaning set forth in the preamble hereto.
“Buyer’s Facility Share” shall mean, with respect to any Buyer, (i) if appearing below, the amount set forth opposite such Buyer’s name below, or as such amount is modified from time to time, and (ii) with respect to any other Buyer, in the applicable Buyer Joinder under which it becomes a Buyer hereunder, as such amount is modified from time to time.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2

MUFG Bank, Ltd.	$180,000,000
Bank of the West	$150,000,000
Wells Fargo Bank, N.A.	$125,000,000
~~The Bank of Tokyo-Mitsubishi UFJ, Ltd.                $140,000,000~~
“Buyer Joinder” has the meaning set forth in Section 18(c) hereof.
“Buyer Pricing Letter” means ~~the~~ one or more letter ~~agreement entered into on the date hereof~~ agreements by and among the Sellers, the Guarantor~~, the Administrative Agent~~ and ~~the~~ one or more Buyers with respect to the relevant Account Debtor Discount Margins applicable to the Account Debtors hereunder and any other amounts payable to the Buyers~~’~~ hereunder.
“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to ~~the Administrative Agent~~ regarding beneficial ownership of each Seller, each Servicer and the Guarantor as required by the Beneficial Ownership Rule.
“Collections” means, with respect to any Receivable: (a) all funds that are received by any Seller, Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.
“Contract” means, with respect to any Receivable, the applicable contract or purchase order with respect to such Receivable between a Seller and the applicable Account Debtor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of February 1, 2018 among Sanmina Corporation as the borrower, Bank of America, N.A. as the administrative agent, swing line lender and issuing lender, and the other lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Deemed Collection” has the meaning set forth in Section 6(a) hereof.
“Designated Percentage” means, for each Buyer, with respect to each Account Debtor, the percentage set forth under the heading “Designated Percentage” for such Buyer on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such date in the outstanding balance of any Purchased Receivable attributable to any discount, adjustment, deduction, or reduction that would have the effect of reducing the amount of part or all of such Purchased Receivable (except, in each case, to the extent arising solely as the result of the applicable Account Debtor’s financial or credit condition or ability to pay).
“Discount” means, with respect to each Purchased Receivable purchased on a Purchase Date related to a specific Account Debtor, the discount cost applied by the Buyers to such Purchased

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-3

thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit H hereto.
“LIBOR” means, for any Purchased Receivable, (a) the interest rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of that rate) for deposits in U.S. dollars as of 11:00 a.m. (London time) on the second Business Day preceding the Purchase Date for such Purchased Receivable, having a term approximately equal to the Discount Period for such Purchased Receivable as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market comparable to those currently provided on such page that is mutually acceptable to the Administrative Agent and the Seller) or (b) if a rate cannot be determined under clause (a), the interest rate per annum equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. dollars having a term approximately equal to such Discount Period are offered to the principal London office of the Administrative Agent by three (3) prime banks in the London interbank market, selected by the Administrative Agent in good faith, at about 11:00 a.m. (London time) on the second Business Day preceding the first day of such Discount Period; provided, however, that, in the event the applicable interest rate is not available for the term in question, the interest rate for such term will be determined by linear interpolation of the rates available for maturities next higher and next shorter than the relevant term. Notwithstanding the foregoing, if, on any day, “LIBOR” would be less than 0%, for purposes of this Agreement, “LIBOR” shall mean 0%.
“Maturity Date” means, with respect to any Purchased Receivable, the date the related Contract provides for timely payment in full of the amounts owing thereunder.
“Maximum Outstanding Purchase Amount” means, as of any date of determination, an amount equal to the sum of the Purchase Sublimits with respect to all Account Debtors as of such date of determination.
“Modified Designated Percentage” has the meaning set forth in Section 1(g) hereof.
“Modified Designated Percentage Buyer” has the meaning set forth in Section 1(g) hereof.
“MUFG Bank” has the meaning set forth in the preamble hereto.
“Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date).
“Non-Funding Buyer” has the meaning set forth in Section 1(g) hereto.
“Non-Payment Event” has the meaning set forth in Section 5(h).
“Non-Payment Report” has the meaning set forth in Section 5(h).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit A-6

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control (or any successor thereto).
“Outstanding Purchase Amount” means, as of any time of determination and with respect to any portion of the Purchased Receivables, (x) the Net Invoice Amount for such Purchased Receivables, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivables that has been deposited into the Administrative Agent’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables.
“Overdue Payment Rate” means the Prime Rate + 2% per annum.
“Overdue Receivable” has the meaning set forth in Section 5(h) hereof.
“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Primary Indemnified Person” means each of the Administrative Agent and each Buyer.
“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Administrative Agent based on various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“PrimeRevenue System” means the Administrative Agent’s communication tool accessible via the internet to enable clients to offer various Proposed Receivables for sale to the Administrative Agent and for the loading approval and monitoring of such Proposed Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein.
“Pro Rata Share” shall mean, with respect to any Buyer,
(i)     subject to clause (ii) immediately below, with respect to each Proposed Receivable, an amount (expressed as a percentage) equal to such Buyer’s Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(ii)    with respect to each Auto Rejected Receivable that is resubmitted for sale by a Seller in accordance with Section 1(g), an amount (expressed as a percentage) equal to such Buyer’s Modified Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(iii)     with respect to any Purchased Receivable, an amount (expressed as a percentage) equal to (x) that portion of the Purchase Price of such Purchased Receivable paid by such Buyer, divided by (y) the Purchase Price of such Purchased Receivable paid by all of the Buyers, and
(iv)     for all other purposes under this Agreement, an amount (expressed as a percentage) equal to (x) the aggregate Purchase Prices of all Purchased Receivables paid by such Buyer, divided by (y) the aggregate Purchase Prices of all Purchased Receivables paid by all of the Buyers.
“Proposed Receivable” means, with respect to any Purchase Date, each Receivable proposed by Seller to the Buyers for purchase hereunder and described in a Purchase Request to be purchased on such

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit A-7

thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign governmental or regulatory authorities, shall in each case be deemed to be a “Regulatory Change” occurring and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented; or
(b)     any change in the application to such Person of any existing Applicable Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above.
“Related Indemnified Person” means (i) with respect any Primary Indemnified Person, each of such Primary Indemnified Person’s officers, directors, agents, representatives, shareholders, counsel, employees, Affiliates, successors and assigns and (ii) with respect to any Person that is a Related Indemnified Person of a Primary Indemnified Person, each of (x) such Primary Indemnified Person and (y) each other Related Indemnified Person of such Primary Indemnified Person.
“Related Security” means, with respect to any Receivable:
(i)    all rights to enforce payment of such Receivable under the related Contract;
(ii)    all instruments and chattel paper that may evidence such Receivable;
(iii)    all payment rights under guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(iv)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable; and
(v)    all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Account Debtor.
“Required Buyers” shall mean, (i) at such time as there are two or fewer Buyers, all Buyers, (ii) at such time as there are three Buyers, at least two Buyers and (iii) at all other times, the Buyers the Pro Rata Shares in excess of 50%.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of OFAC or the United States Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is operating, organized or resident in a Sanctioned Country; (c) with

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit A-9

Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCC Information” means the information set forth on Schedule III, as such information may be updated from time to time in writing in accordance with clause (c) of Exhibit D.
“U.S. dollars” means United States dollars, the lawful currency of the United States of America.
“Wells” means Wells Fargo Bank, N.A.
B. Other Interpretive Matters.
All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (d) references to any Annex, Section, Schedule or Exhibit are references to Annexes, Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (g) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (h) references to any Person include that Person’s permitted successors and assigns; (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (j) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (k) terms in one gender include the parallel terms in the neuter and opposite gender; (l) the term “or” is not exclusive; and (m) unless otherwise provided, all references to specific times shall be references to such time in New York City, New York.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
Exhibit A-11

Person will conflict with or result in a breach of or give rise to a default under (i) any Applicable Laws, (ii) any indenture, loan agreement, security agreement or other material agreement binding upon such Person or any of its properties, or (iii) any provision of such Person’s organizational documents.
(h)No authorization, consent or approval or other action by, and no notice to or filing (other than the UCC financing statements required to be filed hereunder) with, any Governmental Authority is required to be obtained or made by such Person for the due execution, delivery and performance by it of this Agreement or any other Transaction Document.
(i)Such Person is Solvent.
(j)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order binding on or against such Person or any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of any Buyer’s ownership interest in the Purchased Receivables) or the ability of such Person to perform its obligations hereunder.
(k)No Seller has pledged or granted any security interest in any Purchased Receivable to any Person except (i) pursuant to this Agreement, (ii) security interests granted pursuant to the Credit Agreement or the Indenture which, in each case, are automatically released with respect to such Purchased Receivable upon its sale to the Buyers hereunder, or (iii) security interests granted pursuant to the Credit Agreement or the Indenture over deposit accounts into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.
(l)Such Person is in compliance with all covenants and other agreements contained in this Agreement.
(m)Policies and procedures have been implemented and maintained by or on behalf of each Person that are designed to achieve compliance by such Person, its respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and such Person, its Subsidiaries and its officers and employees and, to the knowledge of such Person, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(n)(i) None of such Person, its Subsidiaries or, to the knowledge of such Person, any of its directors, officers, employees, or agents acting in any capacity in connection with or directly benefiting from the facility established hereby, is an individual or entity that is, or is directly or indirectly owned or controlled by, a Sanctioned Person, (ii) none of such Person and its Subsidiaries is located, organized or resident in a Sanctioned Country or is the subject or target of any Sanctions, and (iii) such Person is not in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(o)No proceeds of Purchased Receivables will be used by such Person in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.
(p)    The information included in the Certification of Beneficial Owner is true and correct in all respects.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2

(i)(i) None of the Guarantor or any of its respective Subsidiaries or, to the knowledge of the Guarantor, as applicable, any of its respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby, is an individual or entity that is, or is directly or indirectly owned or controlled by, a Sanctioned Person, (ii) none of the Guarantor or any of its respective Subsidiaries is located, organized or resident in a Sanctioned Country or is the subject or target of any Sanctions, and (iii) the Guarantor is not in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(j)    The information included in the Certification of Beneficial Owner is true and correct in all respects.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-4

Servicer’s sales records and the invoices in respect of Purchased Receivables at any time and permit the Administrative Agent to take such copies and extracts from such sales records and to provide the Administrative Agent with copies or originals (at Seller’s option) of the invoices relating to Purchased Receivables as it may require and generally allow the Administrative Agent (at the applicable Seller’s expense) to review, check and audit each Seller’s and each Servicer’s credit control procedures; and to visit the offices and properties of each Seller or Servicer for the purpose of examining such records and to discuss matters relating to Purchased Receivables and each Seller’s and each Servicer’s performance hereunder with any of the officers or employees of each Seller or Servicer having knowledge of such matters’ and (ii) without limiting the provisions of clause (i), upon reasonable prior notice (but so long as no Servicer Termination Event has occurred and is continuing, no more than once per calendar year) and subject to such Seller or such Servicer receiving acceptable confidentiality undertakings thereof, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the applicable Seller’s expense, a review of each Seller’s and each Servicer’s books and records to the extent related to the Purchased Receivables; provided that so long as no Servicer Termination Event has occurred and is continuing, the aggregate expense payable by the Sellers and the Servicers pursuant to this clause (j) shall not exceed $10,000 in any calendar year.
(k)To maintain and enforce policies and procedures by or on behalf of each Seller, each Servicer and the Guarantor designed to promote and achieve compliance, by each Seller, each Servicer, and the Guarantor and each of their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(l)To not use, and to procure that its Subsidiaries and its or their respective directors, officers, employees and agents not use, directly or indirectly, the proceeds of any Purchased Receivables (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(m)To promptly execute and deliver, at its expense, all further instruments and documents, and take all further action that the Administrative Agent and the Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership and security interest in the Purchased Receivables, or to enable the Administrative Agent and the Buyers to exercise or enforce the rights of the Administrative Agent and the Buyers hereunder or under or in connection with the Purchased Receivables.
(n)            ~~(n)~~    Within thirty days of the date hereof, an acknowledgment copy of Form UCC-3 with respect to that certain UCC Financing Statement listing the Sanmina Corporation, as debtor, and Cameron Technology Investors II, LLP, as secured party, recorded and filed with the Delaware Secretary of State on May 16, 2014 as File No. 20141999325.
(o)    If any Seller sells, pledges or otherwise transfers (other than pursuant to the Credit Agreement or the Indenture) any Receivables owed by any of the Account Debtors to any Person other than a Buyer under this Agreement, to deliver to the Administrative Agent (for distribution to the Buyers) promptly following such transfer, a detailed summary of any such Receivables, including a description of the individual invoices numbers, due dates and amounts of such other Receivables.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-2

(p)    To promptly, following any change in the information included in the Certification of Beneficial Owner(s) that would result in a change to the list of beneficial owners or control party identified in such certification, or a change in the address of any beneficial owners or control party, execute and deliver to the Administrative Agent an updated Certification of Beneficial Owner(s).
(q)    To promptly, following any request therefor, deliver to the Administrative Agent such information and documentation in its possession (or which it is able to obtain or generate through commercially reasonable efforts) as may be reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, in each case, in relation to the transactions contemplated by this Agreement.
(r)    To deliver to the Buyers and the Administrative Agent, from time to time but in any event at least every forty-five (45) calendar days, evidence that Sanmina Corporation has delivered a certificate executed by it and acknowledged by the Trustee under and as defined in the Indenture in accordance with Section 1013(a)(3) of the Indenture.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-3

(f)The applicable Related Security and rights thereunder included with the purchase of such Purchased Receivable comprise all the rights necessary to claim, collect or otherwise enforce the obligations of such Purchased Receivable.
(g)Such Purchased Receivable is not evidenced by and does not constitute an “instrument” or “chattel paper” as such terms are defined in the UCC.
(h)The applicable Account Debtor is not an Affiliate or Subsidiary of any Seller and is not a Sanctioned Person.
(i)Such Purchased Receivable has not been sold or assigned to any Person other than the Buyers.
(j)Neither such Seller, nor, to the best of such Seller’s knowledge, the applicable Account Debtor, is in default of the applicable Contract or is in breach of its terms, except (i) as would not reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Receivable against the applicable Account Debtor and (ii) with respect to any contractual restrictions on the assignment of the applicable Purchased Receivables under such Contract, any such restrictions which are not enforceable under Applicable Law (including, if applicable, Sections 9-406 and 9-408 of the UCC).
(k)Neither such Seller nor the applicable Account Debtor has asserted any Dispute with respect to such Purchased Receivable.
(l)Such Purchased Receivable is denominated in U.S. dollars and payable in the United States and was originated pursuant to a Contract governed by the laws of (i) the United States, any State thereof or the District of Columbia, ~~or (ii~~(ii) any other jurisdiction identified opposite the name of the applicable Account Debtor on Schedule II hereto, or (iii) any other jurisdiction as may be mutually agreed by the Sellers, the Administrative Agent and the applicable Buyers.
(m)Such Purchased Receivable does not represent a progress billing or a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, does not relate to payments of interest and has not been invoiced more than once.
(n)The Maturity Date for such Purchased Receivable is ~~not more than~~the lesser of (i) one hundred and fifty (150) days after the Purchase Date therefor or (ii) the shortest number of days specified in any Buyer Pricing Letter for any Buyer holding a Pro Rata Share with respect to the applicable Account Debtor.
(o)No Insolvency Event with respect to the applicable Account Debtor has occurred and is continuing.
(p)There are no actions, claims or proceedings now pending between such Seller and the applicable Account Debtor which would reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Purchased Receivable against the applicable Account Debtor.
(q)    If an Account Debtor is located in or organized under the laws of France, then the Maturity Date for any related Purchased Receivable shall not be more than sixty days following the invoice date thereof.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E-2

Exhibit G
Accounts

Administrative Agent’s Account

Bank:
Bank Swift Address:
ABA#:
Account #:
Account Name:
Reference:

Sellers’ Accounts

Sanmina Corporation

Bank:
Bank Swift Address:
ABA #:
Account #:
Account Name:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1

Exhibit H
Form of Joinder
This JOINDER dated as of [●] (this “Agreement”), is by and among [●] (the “New Seller”), each Buyer (as defined below) and ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD., as the Administrative Agent (as defined below). Capitalized terms used and not defined herein have the meanings given to them in the RPA (as defined below).
WITNESSETH THAT:
WHEREAS, SANMINA CORPORATION, a Delaware corporation (the “Existing Seller”)1, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), the Buyers described therein, and ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD., as administrative agent for the Buyers (the “Administrative Agent”), have entered into the Receivables Purchase Agreement, dated March 26, 2018 (as amended, supplemented or otherwise modified from time to time, the “RPA”); and
WHEREAS, the New Seller desires to be joined as a Seller and Servicer under the RPA;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of accommodations given or to be given, to the Sellers by the Buyers from time to time, the New Seller hereby agrees as follows:
~~1.~~ 1.    The New Seller is a “Seller” and a “Servicer” under the RPA, effective upon the date of that it executes this Agreement. All references in the RPA to the term “Seller”, “Sellers”, “Servicer” or “Servicers” shall be deemed to include the New Seller in those respective capacities. Without limiting the generality of the foregoing, the New Seller hereby repeats and reaffirms all covenants, agreements, representations and warranties made or given by a Seller or a Servicer contained in the RPA, and appoints the Administrative Agent as its agent, attorney-in-fact and representative in accordance with Section 5(k) of the RPA.
~~2.~~ 2.    For purposes of the RPA, the “Seller’s Account” with respect to the New Seller will be (i) the account of the New Seller located at [●] with account number [●] or (ii) such other account as notified to the Administrative Agent from time to time by the New Seller in writing.
~~3.~~ 3.    For purposes of the RPA, the New Seller’s UCC Information shall be as follows:

(a) Name:	[●]
(b) Chief Executive Office:	[●]
(c) Jurisdiction of Organization:	[●]
(d) Organizational Number:	[●]
(e) FEIN:	[●]
(f) Tradenames:	[●]
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	[●]

~~4.~~ 4.    The New Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent and the

_____________________
1 Form to be revised to accommodate additional Buyers if applicable.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-1

Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the transactions contemplated hereby and by the RPA. Without limiting the foregoing, the New Seller hereby authorizes the Administrative Agent to file UCC financing statements with respect to the transactions contemplated hereby and by the RPA, together with any amendments relating hereto or thereto.
~~5.~~ 5.    This Agreement is a Transaction Document for purposes of the RPA.
~~6.~~ 6.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
[Remainder of Page Intentionally Left Blank]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-2

In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
NEW SELLER:
[●], as a Seller

By:	Name: Title:
BUYER(S):
~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
as a Buyer

By:	Name: Title:
[Other Buyers to be included if applicable]
ADMINISTRATIVE AGENT:

~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
as Administrative Agent

By:	Name: Title:
EXISTING SELLER(S):
SANMINA CORPORATION, as a Seller

By:	Name: Title:
[Other Sellers to be included if applicable]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-3

Annex I
Electronic Services Schedule
This Electronic Services Schedule (the “Schedule”) is attached and made a part of the Agreement (as defined herein). In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Schedule, the terms and conditions of this Schedule shall control. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
Section 1.As used herein:
“Agreement” means the Receivables Purchase Agreement, dated as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.(“~~BTMU~~MUFG Bank”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and ~~BTMU~~MUFG Bank as administrative agent (in such capacity, the “Administrative Agent”), including this Annex, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Message” means all messages or other information sent or received by any Seller in connection with the Agreement using the Program web portal.
“PrimeRevenue” means PrimeRevenue, Inc., which is a Service Provider hereunder.
“Program web portal” means the system interface of the Service Provider to be used by Administrative Agent and the Sellers so as to operate the Agreement or any updated or replacement system from time to time.
“Service Provider” means any person with whom an agreement has been entered into by Administrative Agent and to whom the performance of certain obligations or exercise of certain rights in respect of the giving and receiving of Messages, and not in respect of any purchase of Receivables, is from time to time sub-contracted by Administrative Agent.
Section 2.    Service Provider
2.1    ~~2.1.~~ The parties to the Agreement agree that the Service Provider is and will be the service provider solely for Administrative Agent and not the sub-contractor or agent of any Seller. Each Seller consents to Administrative Agent outsourcing to the Service Provider the management of certain administrative functions under the Agreement, it being understood that only the rights and obligations issuing from this Schedule shall be outsourced1.

_____________________

1 Services with respect to Messages are only being offered as an accommodation and not as a requirement for any Seller’s use of the facility. As such, in the event the service provider cannot or does not perform, Administrative Agent’s liability is limited to Administrative Agent performing under Administrative Agent s obligations stated in the Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-1

Section 3.    Service Provider’s Systems and Platform
3.1    ~~3.1.~~ To operate the Agreement, each Seller and Administrative Agent shall use the Program web portal, subject to Section 4.9 below.
3.2    ~~3.2.~~ Program related data will be updated and available for view access by Sellers and Administrative Agent on a day to day basis in the Program web portal.
3.3    ~~3.3.~~ Each Seller will upload and download information pertaining to Purchase Requests from the Program web portal.
3.4    ~~3.4.~~ As of the date of this Schedule, the Service Provider means PrimeRevenue. Administrative Agent may replace the Service Provider at any time or terminate this Schedule, and will give written notice thereof to the Sellers.
Section 4.    Use of Service Provider’s Systems and Platform
4.1    ~~4.1.~~ Each Seller shall have the right to use the content of the Program web portal to print and use reports downloaded from the Program web portal, and to save reasonable copies to its hard drive, in each case solely for the purposes contemplated by the Agreement. Any copying, distribution, or commercial use of any of the content of the Program web portal not in furtherance of or related to the commercial purposes of the Agreement is strictly forbidden. Notwithstanding the foregoing, each Seller is entitled to share any such content with (a) its Affiliates and any officers, directors, members, managers, employees or outside accountants, auditors or attorneys of such Seller or its Affiliates’ attorneys, accounts, and tax-advisors, or any Governmental Authority (b) credit support providers if they agree to hold it confidential pursuant to customary commercial terms and (c) Governmental Authorities with appropriate jurisdiction (including filings required under securities laws). Notwithstanding the above stated obligations, no Seller will be liable for disclosure or use of such information which: (i) was required by Applicable Law, including pursuant to a valid subpoena or other legal process, (ii) is disclosed or used in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Schedule or any other Transaction Document or the enforcement of rights hereunder or thereunder, (iii) was in such Person’s possession or known to such Person prior to receipt or (iv) is or becomes known to the public through disclosure in a printed publication (without breach of any of such Person’s obligations hereunder).
4.2    ~~4.2.~~ Service Provider retains all right, title, and interest in and to its Program web portal, including all software and other intellectual property underlying the Program web portal and associated therewith, all derivative works thereof, and in all media, but specifically excluding any materials, intellectual property or information provided by the Sellers or Administrative Agent (collectively, “Member Content”), all of which shall remain the property of the contributing party.Other than a royalty-free license to use the Program web portal during the term of this Schedule, nothing contained herein shall be construed as the grant of a license or other right by Service Provider to the Sellers of the Program web portal or any intellectual property underlying or associated with the Program web portal. Each Seller grants to Service Provider for the term of this Schedule a royalty free, non-exclusive license to use, reproduce, display and modify such Seller’s Member Content for the purpose of allowing Service Provider to render the contracted-for services to Administrative Agent.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-2

4.3    ~~4.3.~~ All of the design, text, graphics and the selection and arrangement thereof included in the Program web portal are protected by the copyright laws of the United States and foreign countries. The Program web portal and all associated intellectual property rights are owned by Service Provider and its licensors. All rights not expressly granted to the Sellers are reserved to Service Provider and its licensors. Each Seller acknowledges that (a) the Program web portal incorporates confidential and proprietary information developed or acquired by Service Provider, including the software underlying the Program web portal; (b) it shall use such information solely for the purposes set forth herein; and (c) it shall not disclose any such information to third parties except to its Affiliates, and its and their employees, officers, legal counsel, financial advisors and auditors, so long as such parties are bound by written or fiduciary obligations no less stringent than those set forth herein, and such Seller remains primarily responsible for any unauthorized use or disclosure of the information by such third parties. This Section 4.3 shall survive the termination of this Schedule for a period of one year.
4.4    ~~4.4.~~ Service Provider may access and use the non-public financial, transactional and other information that is processed under the Agreement or otherwise acquired by Service Provider in connection with the Program web portal (“Seller Data”) for the purposes of providing and operating the Program web portal. In addition, Service Provider may access and use Seller Data on an aggregate basis for the purpose of preparing statistical analyses, reports, and benchmarking statistics for Service Provider’s own use and for general marketing purposes related to trends and overall use of the Program web portal and related services; provided, however, that any public marketing uses shall not individually identify any Seller or Seller Data. Each Seller represents that it has the right to permit Service Provider to use Seller Data as described in the Agreement and that such use will not violate any third person’s rights.
4.5    ~~4.5.~~ Each Seller acknowledges that Service Provider may transfer Seller Data to a third person, in connection with: (a) any assignment arising from the acquisition of all or substantially all of its assets or equity interests; or (b) a delegation of hosting or other duties, provided that such third party service provider agrees to abide by appropriate confidentiality obligations. Any such transferee shall only be permitted to use the data as contemplated by this Schedule.
4.6    ~~4.6.~~ The parties may disclose Seller Data if required by applicable law to any government body, or duly authorized representatives thereof, upon an audit or other inspection by any of the same of the records or facilities of Service Provider. The applicable Seller will be notified promptly upon receipt of any order (to the extent allowed by the terms of such order or applicable law) and upon the implementation of any change in laws which requires disclosure of Seller Data.
4.7    ~~4.7.~~ Each Seller hereby acknowledges that Service Provider reserves the right to: (a) terminate such Seller’s access to and use of the Program web portal if such Seller permits any unauthorized third person or entity to access and use the Program web portal; and (b) interrupt or disable access to and use of all or any part of the Program web portal if necessary to prevent or protect against fraud, hacking, or illegal conduct or otherwise protect Service Provider’s personnel or the Program web portal, in Service Provider’s sole discretion and without notice.
4.8    ~~4.8.~~ EACH SELLER ACKNOWLEDGES THAT NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SERVICE PROVIDER WITH RESPECT TO THE PROGRAM WEB PORTAL, THE UNDERLYING SOFTWARE, OR ANY SERVICES PROVIDED BY SERVICE

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-3

PROVIDER, AND SUCH PROGRAM WEB PORTAL, SOFTWARE, AND SERVICES ARE PROVIDED ON AN “AS IS, WHERE IS, AND AS AVAILABLE” BASIS. SERVICE PROVIDER EXPRESSLY DISCLAIMS LIABILITY AND SPECIFICALLY DENIES ANY RESPONSIBILITY FOR (A) THE COMPLETENESS, ACCURACY OR QUALITY OF INFORMATION OR ANY MEMBER CONTENT OBTAINED THROUGH THE PROGRAM WEB PORTAL, AND (B) SUCH SELLER’S USE OF OR INABILITY TO USE THE PROGRAM WEB PORTAL. THE USE OF THE PROGRAM WEB PORTAL, AND ANY MEMBER CONTENT OR INFORMATION OBTAINED VIA THE PROGRAM WEB PORTAL, IS AT EACH SELLER’S OWN RISK. SERVICE PROVIDER SHALL NOT BE LIABLE TO ANY SELLER FOR ANY INDIRECT LOSS, INCLUDING LOSS OF TIME, MONEY OR GOODWILL, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND UNDER ANY LEGAL THEORY OR CAUSE OF ACTION IN EACH CASE BASED ON SELLER’S, USE, INABILITY TO USE, OPERATE OR MODIFY THE PROGRAM WEB PORTAL. FOR THE AVOIDANCE OF DOUBT, INDIRECT LOSS INCLUDES LOSS OF USE, LOST BUSINESS, LOST REVENUE, LOST PROFITS, LOST DATA, OR LOST GOODWILL EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF SUCH DAMAGE. EXCEPT FOR SERVICE PROVIDER’S INTENTIONAL TORTIOUS ACTS, FRAUD, OR GROSS NEGLIGENCE, SERVICE PROVIDER’S TOTAL LIABILITY FOR PROVEN DIRECT DAMAGES RESULTING FROM ANY CAUSE OF ACTION ARISING OUT OF SELLER’S USE OF THE PROGRAM WEB PORTAL SHALL NOT EXCEED TEN THOUSAND DOLLARS (USD$10,000.00).
4.9    ~~4.9.~~ Administrative Agent has the obligation to view the Messages sent in accordance with this Schedule and to act upon them under the terms of the Agreement, and, during any unavailability of the Program web portal for the purposes hereof, or following the change of Service Provider, accept or receive Purchase Requests and other notices as otherwise provided in the Agreement.
Section 5.    Security. Each Seller agrees that:
5.1    ~~5.1.~~ such Seller’s authorized employees may access the Program web portal using a unique user ID and password issued by Service Provider to Seller’s administrative user or any user ID and password maintained by a Seller user. Such Seller and each authorized employee shall not allow any other individual to use such employee’s unique user ID and password to access the Program web portal. Such Seller and each authorized employee shall remain responsible for maintaining the strict confidentiality of the user IDs and passwords created for such Seller’s authorized employees;
5.2    ~~5.2.~~ it will not intentionally or knowingly interfere with, defeat, disrupt, circumvent or tamper with or attempt to gain unauthorized access to the Program web portal or other information or instruction that is, by the terms of the Agreement to be transmitted through the Program web portal, or with the restrictions on use of functionality or access to information on any portion of the Program web portal, or attempt to do so; and
5.3    ~~5.3.~~ it will not intentionally or knowingly introduce into any portion of the Program web portal any device, software or routine, including but not limited to viruses, Trojan horses, worms, time bombs and cancelbots or other data or code that harms, or may adversely affect, the operation of the Program web portal.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-4

Section 6.    Representations, Warranties and Covenants of the Sellers. Each Seller hereby represents, warrants and covenants to and with Administrative Agent as follows:
6.1    ~~6.1.~~ Such Seller’s use of the Program web portal is solely to settle genuine and lawful commercial trade transactions, arising in the ordinary course of business, for the purchase or sale of goods (including Receivables as defined under the Agreement) and/or services by or to a Seller from or to Administrative Agent or other third parties. Such Seller shall not use the Program web portal for investment or arbitrage functions or purposes, or for any money laundering purpose, or in contravention of any law or regulation, and any activity undertaken via the Program web portal shall not be used in furtherance of any of the foregoing.
6.2    ~~6.2.~~ Information provided by such Seller to Administrative Agent or Service Provider from time to time in connection with this Schedule is and shall be true and accurate in all material respects at the time given.
Section 7.    No Implied Duties. Without limiting the liabilities of Administrative Agent under the Agreement, Administrative Agent shall be obliged to perform such duties and only such duties as are specifically set forth herein, and no implied duties or responsibilities shall be read or implied into this Schedule against Administrative Agent. Administrative Agent shall have no duties or obligations under this Schedule to any person or entity other than the Sellers and, without limiting the foregoing, does not assume any obligation or relationship of agency or trust under this Schedule for, or with any other person or entity.
Section 8.    Third Party Beneficiary Rights. Each Seller and Administrative Agent agree that Service Provider is an intended third party beneficiary of, and entitled to rely on Sections 2, 4, 5, 6 and 8 of this Schedule and Section 19 of the Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-5